Exhibit 99.4

TIBCO SOFTWARE INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of TIBCO Software Inc. (“TIBCO”) and DataSynapse, Inc. (“DataSynapse”) after giving effect to TIBCO’s acquisition of DataSynapse on August 21, 2009 as described in Note 2 of these unaudited pro forma condensed combined financial statements and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of May 31, 2009 is presented as if our acquisition of DataSynapse had occurred on May 31, 2009.

The unaudited pro forma condensed combined statements of operations for the six months ended May 31, 2009, and year ended November 30, 2008, are presented as if the DataSynapse acquisition had occurred on December 1, 2007 and was carried forward through each of the aforementioned respective periods.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation of certain assets and liabilities acquired. Our estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to tangible assets, identifiable intangible assets, the fair value of deferred revenues, the fair value of net deferred tax assets and liabilities, as well as the amount of resulting goodwill.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the DataSynapse acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies. The unaudited pro forma financial statements also do not include the effects of restructuring activities and post merger synergy.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of TIBCO Software Inc. included in the respective annual reports on Form 10-K and quarterly reports on Form 10-Q, and DataSynapse’s historical consolidated financial statements for the year ended December 31, 2008 and for the six months ended June 30, 2009, which are included as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K/A.

TIBCO SOFTWARE INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET OF TIBCO AND DATASYNAPSE

As of May 31, 2009

(Unaudited)

(in thousands)

	Historical		Pro Forma
	TIBCO	DataSynapse
	May 31, 2009	June 30, 2009	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$327,491	$1,168	$(27,700	) {a}	$300,959
Short-term investments	2,108	—	—		2,108
Accounts receivable, net of allowances	97,964	4,983	—		102,947
Prepaid expenses and other current assets	44,644	583	97	{b}	45,324

Total current assets	472,207	6,734	(27,603)		451,338
Property and equipment, net	99,584	952	(557	) {c}	99,979
Goodwill	356,700	—	3,428	{d}	360,128
Acquired intangible assets, net	68,597	—	24,150	{d}	92,747
Long-term deferred income tax assets	70,117	—	3,719	{e}	73,836
Other assets	41,652	853	(390	) {f}	42,115

Total assets	$1,108,857	$8,539	$2,747		$1,120,143

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,527	$1,093	$—		$17,620
Accrued liabilities	75,942	2,402	837	{g}	79,181
Accrued excess facilities costs	5,542	—	—		5,542
Deferred revenue	145,628	8,849	(2,473	) {h}	152,004
Current portion of long-term debt	2,090	13,163	(13,163	) {i}	2,090

Total current liabilities	245,729	25,507	(14,799)		256,437
Accrued excess facilities costs, less current portion	3,383	—	—		3,383
Long-term deferred revenue	8,982	1,779	(1,622	) {h}	9,139
Long-term deferred income tax liabilities	14,600	—	139	{e}	14,739
Long-term income tax liabilities	13,421	—	152	{e}	13,573
Long-term debt, less current portion	41,466	—	—		41,466
Other long-term liabilities	4,075	130	—		4,205

Total Liabilities	331,656	27,416	(16,130)		342,942

Mandatory redeemable convertible preferred stock	—	71,028	(71,028	) {j}	—

Minority interest	560	—	—		560

Stockholders’ equity (deficit)	776,641	(89,905)	89,905	{j}	776,641

Total liabilities and stockholders’ equity	$1,108,857	$8,539	$2,747		$1,120,143

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TIBCO SOFTWARE INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF TIBCO AND DATASYNAPSE

For the Six Months Ended May 31, 2009

(Unaudited)

(in thousands, except per share data)

	Historical		Pro Forma
	TIBCO	DataSynapse
	For the six months ended
	May 31, 2009	June 30, 2009	Adjustments		Combined
Revenue:
License	$95,306	$3,561	$—		$98,867
Service and maintenance	180,260	7,465	—		187,725

Total revenue	275,566	11,026	—		286,592

Cost of revenue:
License	14,303	41	1,067	{d}	15,411
Service and maintenance	63,649	1,584	(29	) {c}	65,204

Total cost of revenue	77,952	1,625	1,038		80,615

Gross profit	197,614	9,401	(1,038)		205,977
Operating expenses:
Research and development	51,394	2,904	(64	) {c}	54,234
Sales and marketing	93,571	6,005	(218	) {c}	99,358
General and administrative	21,945	1,896	(42	) {c}	23,799
Amortization of acquired intangible assets	7,452	—	869	{d}	8,321

Total operating expenses	174,362	10,805	545		185,712

Income (loss) from operations	23,252	(1,404)	(1,583)		20,265
Interest and other income (expense), net	1,496	(929)	578	{k}	1,145

Income (loss) before provision for income taxes and minority interest	24,748	(2,333)	(1,005)		21,410
Provision for income taxes	8,950	57	(388	) {l}	8,619
Minority interest, net of tax	95	—	—		95

Net income (loss)	$15,703	$(2,390)	$(617)		$12,696

Net income per share:
Basic	$0.09				$0.07

Diluted	$0.09				$0.07

Shares used in computing net income per share:
Basic	171,460				171,460

Diluted	172,614				172,614

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TIBCO SOFTWARE INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF TIBCO AND DATASYNAPSE

For the Year Ended November 30, 2008

(Unaudited)

(in thousands, except per share data)

	Historical		Pro Forma
	TIBCO	DataSynapse
	For the year ended
	November 30, 2008	December 31, 2008	Adjustments		Combined
Revenue:
License	$273,415	$14,999	$—		$288,414
Service and maintenance	371,056	15,511	—		386,567

Total revenue	644,471	30,510	—		674,981

Cost of revenue:
License	30,276	455	2,133	{d}	32,864
Service and maintenance	147,622	3,935	(65	) {c}	151,492

Total cost of revenue	177,898	4,390	2,068		184,356

Gross profit	466,573	26,120	(2,068)		490,625
Operating expenses:
Research and development	106,594	8,504	(141	) {c}	114,957
Sales and marketing	224,641	29,108	(484	) {c}	253,265
General and administrative	53,046	5,545	(92	) {c}	58,499
Amortization of acquired intangible assets	16,557	—	1,739	{d}	18,296

Total operating expenses	400,838	43,157	1,022		445,017

Income (loss) from operations	65,735	(17,037)	(3,090)		45,608
Interest and other income (expense), net	5,095	(2,008)	1,302	{k}	4,389

Income (loss) before provision for income taxes and minority interest	70,830	(19,045)	(1,788)		49,997
Provision for income taxes	18,314	153	(691	) {l}	17,776
Minority interest, net of tax	105	—	—		105

Net income (loss)	$52,411	$(19,198)	$(1,097)		$32,116

Net income per share:
Basic	$0.29				$0.18

Diluted	$0.29				$0.17

Shares used in computing net income per share:
Basic	180,525				180,525

Diluted	183,742				183,742

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TIBCO SOFTWARE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of May 31, 2009 and the unaudited pro forma condensed combined statements of operations for the six months ended May 31, 2009 and for the year ended November 30, 2008 are based on the historical financial statements of TIBCO Software Inc. (“TIBCO”) and DataSynapse Inc. (“DataSynapse”) after giving effect to our acquisition of DataSynapse (“Acquisition”) and the assumptions and adjustments described in the notes herein. DataSynapse’s fiscal year ended on December 31, 2008 and six months ended on June 30, 2009 and these historical results have been combined with our November 30, 2008 fiscal year and six months ended May 31, 2009, respectively, without adjusting the accounting periods. In addition, certain historical TIBCO and DataSynapse balances have been reclassified to conform to the pro forma combined presentation. No pro forma adjustments were required to conform DataSynapse accounting policies to TIBCO’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of May 31, 2009 is presented as if the Acquisition occurred on May 31, 2009, and due to different fiscal period ends, combines the historical balance sheet for TIBCO at May 31, 2009 and the historical balance sheet of DataSynapse at June 30, 2009.

The unaudited pro forma condensed combined statement of operations of TIBCO and DataSynapse for the six months ended May 31, 2009 is presented as if the Acquisition had taken place on December 1, 2007 and, due to different fiscal period ends, combines the historical results of TIBCO for the six months ended May 31, 2009 and the historical results of DataSynapse for the six months ended June 30, 2009.

The unaudited pro forma condensed combined statement of operations of TIBCO and DataSynapse for the year ended November 30, 2008 is presented as if the Acquisition had taken place on December 1, 2007, and due to different fiscal period ends, combines the historical results of TIBCO for the year ended November 30, 2008 and the historical results of DataSynapse for the year ended December 31, 2008.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of TIBCO that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of TIBCO. Additionally, the net tangible assets of DataSynapse that we acquired on August 21, 2009 were substantially different from the net assets presented in the unaudited pro forma condensed combined balance sheet, primarily as a result of lower accounts receivable balances and higher accrued liabilities balance from decreased sales volume during DataSynapse’s third fiscal quarter prior to the date of the Acquisition.

2. DATASYNAPSE ACQUISITION

On August 21, 2009, pursuant to the Agreement and Plan of Merger (the “DataSynapse Merger Agreement”), TIBCO acquired DataSynapse, Inc., a Delaware corporation (“DataSynapse”) and a provider of enterprise grid and cloud computing software. TIBCO paid $27.7 million in cash to acquire the outstanding shares of capital stock of DataSynapse. In connection with the acquisition, TIBCO has also incurred transaction costs of approximately $0.8 million. The total purchase price of DataSynapse, including transaction costs, was $28.5 million.

The acquisition was accounted for using the purchase method of accounting. A summary of the estimated purchase price of the acquisition is as follows (in thousands):

Cash paid	$27,700
Direct transaction costs	837

Total purchase price	$28,537

TIBCO SOFTWARE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

The preliminary allocation of the purchase price as if the Acquisition occurred on May 31, 2009, is as follows (in thousands):

Cash acquired	$1,168
Other assets acquired	6,424
Deferred income tax assets	3,816
Identifiable intangible assets	24,150
Goodwill	3,428

Total assets acquired	38,986
Liabilities assumed	(10,158)
Deferred income tax liabilities	(139)
Long-term income tax liabilities	(152)

Total liabilities assumed	(10,449)

Net assets acquired	$28,537

The amount of the total purchase price allocated to the tangible assets acquired was assigned based on the fair values as of the date of the acquisition. The fair value assigned to identifiable intangible assets acquired was determined using the income approach which discounts expected future cash flows to present value using estimated assumptions determined by management. Identifiable intangible assets acquired consist of existing technology, customer base, patents/core technology, trademarks, and maintenance agreements. TIBCO believes that these identified intangible assets will have no residual value after their estimated economic useful lives. These identifiable intangible assets are subject to amortization on a straight line basis as this best approximates the benefit period related to these assets (in thousands, except amortization period):

	Gross Amount at Acquisition Date	Weighted Average Amortization Period
Existing technology	$12,800	6.0 years
Customer base	3,200	8.0 years
Patents/core technology	2,200	5.0 years
Trademarks	850	5.0 years
Maintenance agreements	5,100	7.0 years

	$24,150	6.4 years

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that TIBCO determines that the value of goodwill has become impaired, it will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.

Net deferred tax assets and liabilities include tax effects of fair value adjustments related to identifiable intangible assets, property, deferred revenues and net operating loss carryforwards. Upon the finalization of the combined company’s legal entity structure and the restructuring plans, additional adjustments to deferred taxes may be required.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

{a}	To reflect cash paid in connection with the acquisition of DataSynapse.

{b}	To record the preliminary fair value of certain prepaid expenses and other current assets.

{c}	To record the difference between the preliminary fair value and the historical balance of DataSynapse property and equipment and the reduction in depreciation expense related to the decreased basis of fixed assets acquired.

TIBCO SOFTWARE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

{d}	To establish the preliminary fair value of goodwill and amortizable intangible assets and to record additional amortization expenses related to intangible assets acquired.

{e}	To record the preliminary adjustment for deferred income tax assets and deferred income tax liabilities related to identifiable intangible assets, property, deferred revenues and net operating loss carryforwards.

{f}	To eliminate DataSynapse prepaid debt issuing cost due to paying off term loan.

{g}	To accrue the direct costs of the transaction.

{h}	To record the preliminary fair value adjustment to deferred revenue acquired. The preliminary fair value represents an amount equivalent to the estimated cost and an appropriate profit margin to perform services related to DataSynapse software support contracts based on the deferred revenue balances of DataSynapse as of June 30, 2009 and does not reflect the actual fair value adjustment as of the date of acquisition.

{i}	To eliminate DataSynapse term loan balance. In connection with the Acquisition, a portion of the cash consideration was used to satisfy DataSynapse’s existing term loan obligation.

{j}	To eliminate DataSynapse historical mandatory redeemable convertible preferred stock and stockholders’ equity.

{k}	To reflect the estimated cash portion of the purchase price and resulting decrease in interest income based on the weighted average rate of return for the periods presented. In addition, to adjust the interest expense associated with paying off the term loan early.

{l}	To record income tax impact on pro forma adjustments at the blended federal and state statutory tax rate. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had TIBCO and DataSynapse filed consolidated income tax returns during the periods presented.

4. EARNINGS PER SHARE

As TIBCO paid cash for the DataSynapse outstanding stock and no DataSynapse stock or stock-based awards were issued at the time of acquisition, the pro forma weighted average number of common shares and the diluted weighted average shares outstanding are the same as TIBCO’s historical amounts.